UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 12, 2008

Citigroup Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-9924	52-1568099

(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)
399 Park Avenue, New York, New York 10043

(Address of principal executive offices) (Zip Code)
(212) 559-1000

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Citigroup Inc.
Current Report on Form 8-K
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
(a) On May 12, 2008, Citigroup Inc. filed a Certificate of Designation with the Secretary of State of the State of Delaware, establishing the designations, preferences, powers and rights of the shares of a new series of Citigroup non-cumulative preferred stock, Series F. The Certificate of Designation amended Citigroup’s Restated Certificate of Incorporation and was effective immediately on filing.
A copy of the Certificate of Designation is being filed as an exhibit to this Form 8-K and is incorporated herein by reference in its entirety.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits
          Exhibit Number
1.01	Underwriting Agreement, dated May 6, 2008 between Citigroup Inc. and the underwriters named therein, relating to the offer and sale of 8.50% Non-Cumulative Preferred Stock, Series F, of Citigroup Inc.

3.01	Certificate of Designation of 8.50% Non-Cumulative Preferred Stock, Series F, of Citigroup Inc.

4.01	Deposit Agreement, dated May 13, 2008 among Citigroup Inc., The Bank of New York, as Depositary, and the holders from time to time of Receipts, Depositary Shares and the related 8.50% Non-Cumulative Preferred Stock, Series F, of Citigroup Inc..

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 13, 2008	CITIGROUP INC.
	By:	/s/ Michael J. Tarpley
	Name:	Michael J. Tarpley
	Title:	Assistant General Counsel-Capital Markets and Assistant Secretary

EXHIBIT INDEX
          Exhibit Number
1.01	Underwriting Agreement, dated May 6, 2008 between Citigroup Inc. and the underwriters named therein, relating to the offer and sale of 8.50% Non-Cumulative Preferred Stock, Series F, of Citigroup Inc.

3.01	Certificate of Designation of 8.50% Non-Cumulative Preferred Stock, Series F, of Citigroup Inc.

4.01	Deposit Agreement, dated May 13, 2008 among Citigroup Inc., The Bank of New York, as Depositary, and the holders from time to time of Receipts, Depositary Shares and the related 8.50% Non-Cumulative Preferred Stock, Series F, of Citigroup Inc.